Exhibit 99.1

NETSCOUT Reports Third Quarter Fiscal Year 2026 Financial Results

Quarterly Results Exceed Top and Bottom-Line Expectations

Company Raises Midpoint of Fiscal Year 2026 Top- and Bottom-line Outlook Ranges

WESTFORD, Mass., February 5, 2026 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise network observability, carrier service assurance, cybersecurity, and Distributed-Denial-of-Service (DDoS) protection solutions, today announced financial results for its third quarter ended December 31, 2025.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“Our Q3 fiscal year 2026 revenue and earnings results were ahead of expectations. This performance was enhanced by certain product orders and service renewals originally anticipated for the fourth quarter as customers utilized their calendar year-end budgets. This acceleration contributed to solid year-over-year results for the first three quarters of our fiscal year, driven by growth across both our Cybersecurity and Service Assurance offerings.

“Looking ahead to the final quarter of our fiscal year, we remain focused on disciplined execution as we advance toward our key objectives of delivering product innovation, achieving a return to annual revenue growth, and enhancing margins. Given our year-to-date performance, including the acceleration of orders and our current pipeline, we are raising the midpoint of our fiscal year 2026 top- and bottom-line outlook ranges. As always, we are committed to leveraging the strength of NETSCOUT's AI-ready data platform to help customers address the AI, performance, availability, and security demands of today’s digital landscape.”

Q3 FY26 Financial Results

Total revenue for the third quarter of fiscal year 2026 was $250.7 million, compared with $252.0 million in the third quarter of fiscal year 2025.

Product revenue for the third quarter of fiscal year 2026 was $121.7 million, or approximately 49% of total revenue in the period. This compares with product revenue of $128.2 million, or approximately 51% of total revenue in the third quarter of fiscal year 2025. As of December 31, 2025, NETSCOUT had a total product backlog of approximately $24.0 million, which includes $18.7 million of fulfillable backlog. This compares to product backlog of approximately $30 million as of December 31, 2024, which included $21.8 million of fulfillable backlog.

Service revenue for the third quarter of fiscal year 2026 increased to $129.0 million, or approximately 51% of total revenue in the period. This compares with service revenue of $123.8 million, or approximately 49% in the third quarter of fiscal year 2025.

NETSCOUT’s GAAP income from operations increased to $64.3 million in the third quarter of fiscal year 2026. This compares with a GAAP income from operations of $61.7 million in the third quarter of fiscal year 2025. The Company’s GAAP operating margin increased to 25.7% in the third quarter of fiscal year 2026, versus 24.5% in the same period of fiscal year 2025. Non-GAAP income from operations increased to $89.9 million with a non-GAAP operating margin of 35.9% in the third quarter of fiscal year 2026. This compares to non-GAAP income from operations of $89.7 million and a non-GAAP operating margin of 35.6% in the third quarter of fiscal year 2025.

Net income (GAAP) for the third quarter of fiscal year 2026 increased to $55.1 million, or $0.75 per share (diluted), versus a GAAP net income of $48.8 million, or $0.67 per share (diluted), for the third quarter of fiscal year 2025. Non-GAAP net income increased to $73.7 million or $1.00 per share (diluted), for the third quarter of fiscal year 2026, compared with $68.3 million, or $0.94 per share (diluted), for the third quarter of fiscal year 2025. Adjusted EBITDA (formerly non-GAAP EBITDA from operations; no change to adjustments included or prior period results) in the third quarter of fiscal year 2026 was $91.7 million, or 36.6% of quarterly revenue for the period. This compares to adjusted EBITDA of $92.8 million in the third quarter of fiscal year 2025, or 36.8% of quarterly revenue for the period.

As of December 31, 2025, cash, cash equivalents, short and long-term marketable securities and investments increased to $586.2 million, compared with $492.5 million as of March 31, 2025. As of December 31, 2025, the Company had no debt outstanding under its $600 million revolving credit facility, which expires in October 2029.

Nine-Months FY26 Financial Results

•For the first nine months of fiscal year 2026, total revenue increased to $656.4 million, versus total revenue of $617.7 million in the first nine months of fiscal year 2025.
•Product revenue for the first nine months of fiscal year 2026 increased to $289.4 million, compared with $270.4 million in the first nine months of fiscal year 2025.
•Service revenue for the first nine months of fiscal year 2026 increased to $367.0 million, compared with $347.3 million in the first nine months of fiscal year 2025.
•NETSCOUT’s income from operations (GAAP) for the first nine months of fiscal year 2026 was $90.2 million. This compared with a loss of $387.5 million in the first nine months of fiscal year 2025, which included a non-cash goodwill impairment charge of $427.0 million and restructuring charges of $19.9 million. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2026 was 13.7%, versus negative 62.7% in the first nine months of fiscal year 2025. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2026 increased to $174.5 million with a non-GAAP operating margin of 26.6%, compared with non-GAAP income from operations of $147.8 million with a non-GAAP operating margin of 23.9% for the first nine months of fiscal year 2025.
•For the first nine months of fiscal year 2026, NETSCOUT’s net income (GAAP) was $77.3 million, or $1.06 per share (diluted). This compares with a net loss (GAAP) of $385.5 million, or $(5.39) per share (diluted), for the first nine months of fiscal year 2025, which included the non-cash goodwill impairment and restructuring charges mentioned above. Non-GAAP net income for the first nine months of fiscal year 2026 increased to $143.6 million, or $1.96 per share (diluted), compared with non-GAAP net income of $122.4 million, or $1.70 per share (diluted) for the first nine months of fiscal year 2025. The Company’s adjusted EBITDA (formerly non-GAAP EBITDA from operations; no change to adjustments or prior period results) for the first nine months of fiscal year 2026 increased to $181.7 million, or 27.7% of total revenue, versus adjusted EBITDA of $158.2 million, or 25.6% of total revenue in the first nine months of fiscal year 2025.

Financial Outlook Update

Based on year-to-date performance, including the acceleration of orders, and the Company’s current pipeline, NETSCOUT is raising the midpoint of its outlook ranges for revenue and GAAP and non-GAAP net income per share (diluted) for fiscal year 2026 as follows:
•Revenue is expected to be in the range of $835 million to $870 million, which implies year-over-year growth at the midpoint of 3.6%. This compares to the previous revenue range of $830 million to $870 million.
•GAAP net income per share (diluted) is expected to be in the range of $1.15 to $1.23. This compares to the previous GAAP net income per share range of $1.13 to $1.23. Non-GAAP net income per share (diluted) is expected to be in the range of $2.37 to $2.45 compared to the previous range of $2.35 to $2.45.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2026 outlook is included in the financial tables below.

Recent Developments and Highlights

▪In late January, NETSCOUT announced new enhancements to its award-winning observability solutions, expanding capabilities to better support remote site management and proactively mitigate risks associated with expired SSL/TLS certificates. The latest nGeniusONE solution introduces real-time deep packet inspection (DPI) over Ethernet and Wi-Fi 7, enabling greater visibility in remote environments and delivering superior user experiences across distributed locations. NETSCOUT’s enhanced SSL/TLS certificates monitoring streamlines management and reduces the risk of outages from missed expirations. With added Wi-Fi 7 support alongside Ethernet in the new nGenius Edge Sensors, IT teams can monitor critical applications at remote sites and receive early warnings of emerging issues, helping to safeguard revenue, customer service and employee productivity.
▪In January, NETSCOUT announced how its 5G observability solutions give Communications Service Providers (CSPs) end-to-end visibility into 5G Standalone network slices. Network slicing is a virtual networking technique that creates multiple logical networks on the same physical network infrastructure, providing flexibility in the allocation and use of network resources, such as for high-performance services like immersive gaming, large-scale live sporting events, and mission-critical applications like remote surgery. Network slicing services are scaling rapidly as 5G Standalone adoption accelerates.
▪In January, Frost & Sullivan, a consulting and market research firm, named NETSCOUT as its 2025 Global Company of the Year in the global network monitoring industry based on outstanding achievements in real-time visibility, performance assurance, and cyber-resilient network intelligence. The award cited NETSCOUT’s consistent leadership in delivering measurable outcomes and innovation across complex hybrid, cloud, and enterprise environments, enabling organizations to achieve pervasive, real-time network observability.
▪In late December, Security Today, an industry-leading security products publication, selected NETSCOUT’s Omnis Cyber Intelligence with Omnis CyberStream as a 2025 CyberSecured Award winner in the network security category. Omnis Cyber Intelligence with Omnis CyberStream delivers a powerful platform for advanced network detection, investigation, and response through scalable deep packet inspection (DPI), real-time and retrospective analytics, and seamless ecosystem integration, helping security operations professionals detect, investigate, and respond to a wide range of digital threats.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2026 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (800) 267-6316, or (203) 518-9783 for international callers. The conference call ID is NTCTQ326. A replay of the call will be available after 12:00 p.m. ET today for approximately one week. The number for the replay is (800) 839-0866, or (402) 220-0662 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA (formerly non-GAAP EBITDA from operations). Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments related to non-GAAP gross profit and also removes goodwill impairment charges, executive transition costs, and restructuring charges. Non-GAAP operating margin is non-GAAP income from operations expressed as a percentage of revenue. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations and also removes the income tax effects of such adjustments as well as any loss on extinguishment of debt. Non-GAAP diluted net income per share is non-GAAP net income divided by total outstanding shares on a diluted basis. Adjusted EBITDA (formerly non-GAAP EBITDA from operations) includes the aforementioned adjustments related to non-GAAP net income and also removes interest and other expense, income taxes, and non-acquisition related depreciation from net income (GAAP). Beginning this quarter, we have renamed Non-GAAP EBITDA from operations to Adjusted EBITDA. We now reconcile this metric to GAAP net income, however, the adjustments included, and the resulting amounts are unchanged from prior periods. This change is intended to align terminology with common market practice. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of enterprise network observability, carrier service assurance, cybersecurity, and Distributed-Denial-of-Service (DDoS) protection solutions. NETSCOUT protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, X, or Facebook.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, liquidity, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release include, without limitation, statements regarding NETSCOUT’s ability to leverage the strength of its AI-Ready platform to address market demands; NETSCOUT’s financial outlook and expectations; NETSCOUT’s strategic objectives, plans, commitments, aspirations and goals. Actual results could differ materially from those indicated in the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors, including macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from restructuring actions and other expense management programs; potential lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the Securities and Exchange Commission on November 6, 2025. Any forward-looking information in this press release is as of the date of this press release, and NETSCOUT undertakes no obligation to update such information unless required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. NETSCOUT’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

©2026 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts:	Investors	Media
	Scott Dressel	Chris Lucas
	VP, Corporate Finance	AVP, Marketing & Corporate Communications
	978-614-4000	978-614-4124
	IR@netscout.com	Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Product	$121,704	$128,175	$289,409	$270,377
Service	128,979	123,844	367,038	347,315
Total revenue	250,683	252,019	656,447	617,692
Cost of revenue:
Product	14,795	16,362	38,317	41,806
Service	31,234	30,250	94,744	91,232
Total cost of revenue	46,029	46,612	133,061	133,038
Gross profit	204,654	205,407	523,386	484,654
Operating expenses:
Research and development	39,635	37,753	119,693	116,127
Sales and marketing	65,392	69,933	200,912	201,489
General and administrative	24,131	23,484	78,249	72,807
Amortization of acquired intangible assets	11,156	11,601	33,437	34,857
Restructuring charges	25	923	858	19,895
Goodwill impairment	—	—	—	426,967
Total operating expenses	140,339	143,694	433,149	872,142
Income (loss) from operations	64,315	61,713	90,237	(387,488)
Interest and other (expense) income, net	2,293	(4,338)	4,925	3,493
Income (loss) before income tax expense (benefit)	66,608	57,375	95,162	(383,995)
Income tax expense (benefit)	11,466	8,565	17,871	1,544
Net income (loss)	$55,142	$48,810	$77,291	$(385,539)

Basic net income (loss) per share	$0.76	$0.68	$1.07	$(5.39)
Diluted net income (loss) per share	$0.75	$0.67	$1.06	$(5.39)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	72,211	71,737	72,007	71,551
Net income (loss) per share - diluted	73,820	72,569	73,195	71,551

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
	December 31,	March 31,
	2025	2025
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$573,003	$491,473
Accounts receivable and unbilled costs, net	234,554	163,654
Inventories and deferred costs	12,409	12,891
Prepaid expenses and other current assets	36,883	45,166
Total current assets	856,849	713,184

Fixed assets, net	21,922	21,529
Operating lease right-of-use assets	37,574	37,717
Goodwill and intangible assets, net	1,295,815	1,335,073
Long-term marketable securities	13,151	1,004
Other assets	96,286	78,071
Total assets	$2,321,597	$2,186,578

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$17,247	$18,208
Accrued compensation	74,156	56,696
Accrued other	19,825	20,280
Deferred revenue and customer deposits	321,305	301,753
Current portion of operating lease liabilities	10,053	10,995
Total current liabilities	442,586	407,932

Other long-term liabilities	7,771	8,210
Deferred tax liability	2,887	2,643
Accrued long-term retirement benefits	29,686	27,379
Long-term deferred revenue and customer deposits	165,694	147,510
Operating lease liabilities, net of current portion	31,751	32,509
Total liabilities	$680,375	$626,183

Stockholders' equity:
Common stock	136	134
Additional paid-in capital	3,306,213	3,255,333
Accumulated other comprehensive income	3,979	4,073
Treasury stock, at cost	(1,701,954)	(1,654,702)
Retained earnings (Accumulated deficit)	32,848	(44,443)
Total stockholders' equity	1,641,222	1,560,395
Total liabilities and stockholders' equity	$2,321,597	$2,186,578

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024

Revenue	$250,683	$252,019	$219,017	$656,447	$617,692

Gross Profit (GAAP)	$204,654	$205,407	$175,407	$523,386	$484,654
Share-based compensation expense (1)	2,267	2,196	2,227	7,654	7,716
Amortization of acquired intangible assets (2)	550	994	551	1,651	2,985
Acquisition related depreciation expense (3)	2	1	1	5	5
Non-GAAP Gross Profit	$207,473	$208,598	$178,186	$532,696	$495,360

Income (Loss) from Operations (GAAP)	$64,315	$61,713	$32,486	$90,237	$(387,488)
GAAP Operating Margin	25.7%	24.5%	14.8%	13.7%	(62.7)%
Share-based compensation expense (1)	13,832	14,502	13,557	47,349	50,586
Amortization of acquired intangible assets (2)	11,706	12,595	11,713	35,088	37,842
Restructuring charges	25	923	304	858	19,895
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	12	13	11	36	36
Executive Transition Costs (4)	—	—	—	959	—
Non-GAAP Income from Operations	$89,890	$89,746	$58,071	$174,527	$147,838
Non-GAAP Operating Margin	35.9%	35.6%	26.5%	26.6%	23.9%

Net Income (Loss) (GAAP)	$55,142	$48,810	$25,828	$77,291	$(385,539)
Share-based compensation expense (1)	13,832	14,502	13,557	47,349	50,586
Amortization of acquired intangible assets (2)	11,706	12,595	11,713	35,088	37,842
Restructuring charges	25	923	304	858	19,895
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	12	13	11	36	36
Executive Transition Costs (4)	—	—	—	959	—
Loss on extinguishment of debt (5)	—	1,134	—	—	1,134
Income tax adjustments (6)	(6,971)	(9,695)	(6,336)	(18,019)	(28,499)
Non-GAAP Net Income	$73,746	$68,282	$45,077	$143,562	$122,422

Diluted Net Income (Loss) Per Share (GAAP)	$0.75	$0.67	$0.35	$1.06	$(5.39)
Share impact of non-GAAP adjustments identified above	0.25	0.27	0.27	0.90	7.09
Non-GAAP Diluted Net Income Per Share	$1.00	$0.94	$0.62	$1.96	$1.70

Shares used in computing non-GAAP diluted net income per share	73,820	72,569	72,917	73,195	72,084

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2025	2024	2025	2025	2024

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$298	$287	$297	$1,008	$1,013
	Cost of service revenue	1,969	1,909	1,930	6,646	6,703
	Research and development	4,114	4,074	3,990	13,636	13,894
	Sales and marketing	4,749	5,071	4,672	16,311	17,850
	General and administrative	2,702	3,161	2,668	9,748	11,126
	Total share-based compensation expense	$13,832	$14,502	$13,557	$47,349	$50,586
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$550	$994	$551	$1,651	$2,985
	Operating expenses	11,156	11,601	11,162	33,437	34,857
	Total amortization expense	$11,706	$12,595	$11,713	$35,088	$37,842
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$2	$1	$1	$5	$5
	Cost of service revenue	—	—	—	—	—
	Research and development	8	8	7	23	23
	Sales and marketing	2	3	2	7	7
	General and administrative	—	1	1	1	1
	Total acquisition related depreciation expense	$12	$13	$11	$36	$36
(4)	Executive transition costs included in these amounts is as follows:
	General and administrative	$—	$—	$—	$959	$—
		$—	$—	$—	$959	$—
(5)	Loss on extinguishment of debt included in this amount is as follows:
	Interest and other (income) expense, net	$—	$1,134	$—	$—	$1,134
	Total loss on extinguishment of debt	$—	$1,134	$—	$—	$1,134
(6)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(6,971)	$(9,695)	$(6,336)	$(18,019)	$(28,499)
	Total income tax adjustments	$(6,971)	$(9,695)	$(6,336)	$(18,019)	$(28,499)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024

Net Income (Loss) (GAAP)	$55,142	$48,810	$25,828	$77,291	$(385,539)
Net Income (Loss) (GAAP) as a % of revenue	25.7%	24.5%	14.8%	13.7%	(62.7)%
Share-based compensation expense (1)	13,832	14,502	13,557	47,349	50,586
Amortization of acquired intangible assets (2)	11,706	12,595	11,713	35,088	37,842
Restructuring charges	25	923	304	858	19,895
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	12	13	11	36	36
Gain on divestiture of a business	—	—	—	—	—
Loss on extinguishment of debt (5)	—	1,134	—	—	1,134
Executive Transition Costs (4)	—	—	—	959	—
Income Tax Adjustments (6)	(6,971)	(9,695)	(6,336)	(18,019)	(28,499)
Net Income (Loss) Non-GAAP	$73,746	$68,282	$45,077	$143,562	$122,422
Interest and other expense (income), net GAAP	(2,293)	4,338	1,104	(4,925)	(3,493)
Loss on extinguishment of debt (5)	—	(1,134)	—	—	(1,134)
Interest and other expense (income), net non-GAAP	(2,293)	3,204	1,104	(4,925)	(4,627)
Depreciation excluding acquisition related-depreciation expense	1,781	3,077	2,630	7,186	10,312
Income tax expense Non-GAAP	18,437	18,260	11,890	35,890	30,043
Adjusted EBITDA	$91,671	$92,823	$60,701	$181,713	$158,150

Adjusted EBITDA as a % of revenue	36.6%	36.8%	27.7%	27.7%	25.6%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except for net income per share - diluted)

	FY'25	FY'26
Revenue	$822.7	~ $835 to ~$870

	FY'25	FY'26
GAAP net income (loss)	$(366.9)	~$85 to ~$91
Amortization of intangible assets	$50.4	~$47
Share-based compensation expenses	$64.8	~$62
Acquisition related depreciation expense	$—	—
Executive transition costs	$—	~ $1
Restructuring charges	$20.5	~$1
Loss on Debt Extinguishment	$1.1	—
Goodwill impairment	$427.0	—
Total adjustments	$563.8	~$111
Related impact of adjustments on income tax	$(36.5)	(~$22)
Non-GAAP net income	$160.4	~$174 to ~$180

GAAP net income (loss) per share (diluted)	$(5.12)	~$1.15 to ~$1.23
Non-GAAP net income per share (diluted)	$2.22	~$2.37 to ~$2.45

Average weighted shares outstanding (diluted GAAP)	71.6	~73 to ~74
Average weighted shares outstanding (diluted Non-GAAP)	72.2	~73 to ~74
*Figures in table may not total due to rounding